UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2023

Evoke Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On February 8, 2023, the Board of Directors (the “Board”) of Evoke Pharma, Inc. (the “Company”) appointed Matthew J. D’Onofrio, the Company’s Executive Vice President and Chief Business Officer, to the positions of President and Chief Operating Officer, effective as of February 8, 2023. Mr. D’Onofrio continues to serve as the Company’s Treasurer and Secretary.

On February 8, 2023, in connection with Mr. D’Onofrio’s promotion to the positions of President and Chief Operating Officer, the Compensation Committee of the Board approved (i) a $33,000 base salary increase for an aggregate base salary of $450,000, effective as of February 8, 2023, (ii) a target bonus percentage for fiscal year 2023 of 50%, and (iii) a stock option to purchase 25,000 shares of the Company's common stock. To the extent permitted by applicable tax law, such options were granted in the form of an incentive stock option pursuant to the Company's 2013 Incentive Award Plan. The options will vest on the four-year anniversary of the date of grant, subject to Mr. D’Onofrio’s continued service to the Company. The options have an exercise price per share equal to the closing price per share of the Company’s common stock on February 8, 2023, as reported on the Nasdaq Stock Market.

Mr. D’Onofrio, 53, is one of the Company’s co-founders. Prior to his promotion, Mr. D’Onofrio had served as the Company’s Executive Vice President, Chief Business Officer, Secretary and Treasurer since 2010 and previously served as the Company’s Executive Vice President, Corporate Development, Secretary and Treasurer from 2007 to 2010. Mr. D’Onofrio has over 30 years of experience in both large and small pharmaceutical firms. Prior to founding Evoke, Mr. D’Onofrio was Vice President, Business Development for Victory Pharma, a specialty pharmaceutical company based in San Diego. Mr. D’Onofrio was previously Director and Head of West Coast Business Development at Vertex Pharmaceuticals, Incorporated, a biotechnology company, directing partnership efforts associated with the La Jolla research facility as well as other corporate assets. Mr. D’Onofrio also held various commercial roles of increasing responsibility over a decade at Eli Lilly & Company, including significant experience in worldwide corporate business development. Mr. D’Onofrio earned a B.S. in Chemistry from San Diego State University and an M.B.A. from the University of Southern California.

In connection with Mr. D’Onofrio’s promotion, David A. Gonyer, R.Ph., resigned from the position of President, effective as of February 8, 2023. Mr. Gonyer continues to serve as the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	February 13, 2023	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: Executive Vice President, Chief Business Officer and Secretary